UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

(Exact name of registrant as specified in charter)

Delaware	333-198772	90-0998139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd., Ste. 200, Columbus, OH	43235
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Alpha,” “we,” “us” and “our” refer to Alpha Investment Inc. and its subsidiaries.

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 8.01 below is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 8.01 below is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)       Resignation of Sadler Gibb & Associates, LLC

(i)               On July 14, 2021, Sadler Gibb & Associates, LLC (“Sadler Gibb”), resigned as our independent registered public accounting firm.

(ii)             Sadler Gibb did not issue any reports on the Company’s financial statements since their engagement on May 14, 2021 (the “Engagement Date”).

(iii)           During period from the Engagement Date and through the date of filing of this report, (a) there have been no disagreements with Sadler Gibb, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Sadler Gibb, would have caused Sadler Gibb to make reference to the subject matter of the disagreement in connection with its reports; (b) no such disagreement was discussed with our board of directors as a whole; and (d) there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

(iv)            Sadler Gibb has provided us with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating it agrees with the statements in part (a) of Item 4.01 of this Current Report on Form 8-K.  A copy of the letter is filed concurrently herewith as Exhibit 16.1.

(b)       Engagement of Ciro E. Adams, CPA, LLC

(i)       Effective July 23, 2021, Alpha engaged Ciro E. Adams. CPA, LLC (“Ciro E. Adams”) as its independent public registered accounting firm. The engagement of Ciro E. Adams was approved by written consent of the Company’s sole director on July 26, 2021.

(ii)       During the two most recent fiscal years and through the engagement date, we did not consult with Ciro E. Adams regarding either (a) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (b) any matter that was either the subject of a disagreement or a “reportable event” as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Item 8.01	Other Information.

As previously reported on a Current Report on Form 8-K filed with the SEC on July 22, 2020, on July 30, 3020, Alpha entered into a joint venture transaction with Parsons Energy Group, LLC (“Parsons”) with respect to leasehold mining rights then held by Parsons on approximately 1,200 acres located in Independence, Wisconsin, containing an estimated 1110 Million Tons of Tier 1 Northern White Fracking Sand. In connection therewith, the mining rights were assigned by Parsons to Legacy Sand Group, LLC, a newly-organized Florida limited liability company (“Legacy Sand”), which was formed to exploit the fracking rights. Contemporaneously therewith, Alpha acquired a nineteen percent (19%) limited liability company membership interest in Legacy Sands (the “Interest”), in exchange for the issuance to Parsons of 3,382 shares of Alpha’s Series 2020 Preferred Stock (the “Series 2020 Preferred Shares”).

However, despite using its best efforts, pending Legacy Sand commencing operations and generating revenues, the Company was not been able to sufficiently establish the valuation of the Interest and the Series 2020 Preferred Shares to the satisfaction of its independent registered public accounting firm, in order to allow the Interest to be reflected as an asset on the Company’s balance sheet included in its periodic reports filed with the SEC under the Securities Act of 1934, as amended.

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Accordingly, on July 29, 2021, the Company and Parsons entered into an Unwinding Agreement (the “Unwinding Agreement”), pursuant to which the joint venture was unwound. Under the Unwinding Agreement, Parsons returned the Series 2020 Preferred Shares to the Company for cancellation and the Company assigned the Interest in Legacy Sand back to Parsons and exchanged mutual releases.

The above description of the unwinding of the Joint Venture is qualified in it entirety by reference to the Unwinding Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No	Description
10.1	Unwinding Agreement dated July 29, 2021
16.1	Letter from Sadler Gibb & Associates, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2021	ALPHA INVESTMENT INC.

	By:	/s/ Todd C. Buxton
Todd C. Buxton, Chief Executive Officer

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